MANDALAY DIGITAL GROUP, INC., TO ACQUIRE THE GLOBAL MOBILE ASSETS OF LOGIA GROUP

Acquisition Will Enhance Revenue and Cash Flow, Widen Distribution and Expand Content Offerings of Digital Turbine While Seamlessly Integrating with Its User Experience

Los Angeles, CA, August 14, 2012 – Mandalay Digital Group, Inc. (OTC Markets: MNDL), a global mobile content provider, today announced that it has signed a definitive purchase agreement to acquire the global mobile assets of Logia Group, a leading mobile content development and management solutions provider. Mandalay and Logia previously announced a signed a letter of intent (LOI) to explore this acquisition in May 2012. The transaction is expected to close in early September.

“Once closed, Logia Group’s mobile content and communication service offerings will immediately enhance Mandalay Digital’s top line, profitability and cash flow profile. This is an example of the kind of transactions we are pursuing as we build out the Mandalay product portfolio and follow our strategic vision to roll-up the mobile content space,” commented Peter Adderton, Chief Executive Officer of Mandalay Digital Group. “Logia’s mobile solutions, carrier relationships, and global distribution capabilities will be a superb fit with the Digital Turbine User Experience, and together they will provide a ‘best-in-class’, end-to-end solution for our carrier partners to fully monetize their own mobile content catalogs and third-party offerings.”

Logia Group has gained recognition as an expert in innovative, mobile monetization solutions. The company’s solutions are deployed in top-tier mobile operators and content providers worldwide and include white label app & media stores, in-app payment solutions, app-based value added services, device application management solutions, and mobile social music and TV offerings. Logia Group has close relationships with over 500 app developers and content vendors as well as pre-existing agreements with unique mobile platforms and service providers. Logia Group operates in more than 20 countries, providing services including in-app billing to more than 50 leading mobile carriers including Vodafone, Verizon, Telefonica, Turkcell, Deutsche Telekom among others reaching over 1.5 billion mobile subscribers. In addition, Logia Group has existing partnerships with industry leaders including Amdocs, Ericsson, and Alcatel-Lucent, among others.

Mandalay Digital is building a global media and communications company through the combination of strategic acquisitions and its current distribution network. Mandalay Digital is a comprehensive mobile content and service provider, and its many technology platforms including Digital Turbine (DT) allow media companies, mobile carriers, and their OEM handset partners to take advantage of multiple mobile operating systems across multiple networks, while maintaining individual branding and personalized, one-to-one relationships with each end-user.

About Logia Group

Founded in 2004, the Logia Group has gained recognition as an expert in innovative, mobile monetization solutions. The company’s solutions are deployed in top-tier mobile operators and content providers worldwide. Privately-held, Logia Group is backed by prominent and experienced major international investment funds such as Ofer Media, Goldrock, and Plenus.

About Mandalay Digital Group

Mandalay Digital Group is at the convergence of internet media content and mobile communications. It delivers a mobile services platform that works with mobile operators and third-party publishers to provide portal management, user interface, content development and billing technology that enables the responsible distribution of mobile entertainment. Mandalay Digital is headquartered in Los Angeles and has offices in Europe and Latin America to support global sales and marketing. For additional information, visit www.mandalaydigital.com.

Forward Looking Statement

Statements in this news release concerning future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements.  These factors include uncertainties as to levels of orders, ability to record revenues, release schedules, market acceptance of new products, changes in economic conditions and market demand, pricing and other activities by competitors, and other risks including those described from time to time in the Company's filings on Forms 10K and 10Q with the Securities and Exchange Commission (SEC), press releases and other communications.

Contacts

Hayden IR
Brett Maas, Managing Partner (646) 536-7331 Email: brett@haydenir.com

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